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                                                                    Exhibit 99.2
                            Excerpts from Transcript
                                       of
                         Keryx Biopharmaceuticals, Inc.
                       Conference Call on January 8, 2004

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         On a pro forma basis, including $15 million raised in November, our cash position as of September 30, 2003, was approximately $34 million.

         We are currently expecting that we will need to re-pay in the near-term approximately $3.5 million of the $7.5 million of assumed liabilities, leaving us with approximately $28 million in cash, accounting for anticipated 4Q03 burn rate.

         We expect our projected combined 2004 burn rate to be approximately $11 to 12 million, approximately $2 million above pervious estimates. Accordingly, we are still projecting that we have in excess of 24 months of cash on hand following the acquisition on a pro forma basis.